Exhibit (e)(iv) under Form N-1A
                                               Exhibit 1 under Item 601/Reg. S-K

                                    Exhibit M
                                     to the

                             Distributor's Contract

                              MARSHALL FUNDS, INC.

                        MARSHALL INTERNATIONAL STOCK FUND
                         MARSHALL SMALL CAP GROWTH FUND

                                 CLASS Y SHARES

        In consideration of the mutual covenants set forth in the Distributor's Contract dated October 1, 1992 between Marshall Funds, Inc. and Federated Securities Corp., Marshall Funds, Inc. executes and delivers this Exhibit on behalf of the Portfolios, and with respect to the separate Classes of Shares thereof, first set forth in this Exhibit.

        Witness the due execution hereof this 1st day of December, 1998.

                                                            MARSHALL FUNDS, INC.

                                                         By: /S/ JOSEPH S. MACHI

                                                           Name: Joseph S. Machi
                                                           Title: Vice President

                                                      FEDERATED SECURITIES CORP.

                                                         By: /S/ DAVID M. TAYLOR

                                                           Name: David M. Taylor
                                                 Title: Executive Vice President